Exhibit 99.1

MYnd Analytics and Emmaus Life Sciences Stockholders
Approve Merger and Spin-off Transactions

Mission Viejo and Torrance CA, July 10, 2019 - MYnd Analytics, Inc. (Nasdaq: MYND), a predictive analytics company aimed at improving the delivery of mental health services through the combination of telemedicine and data analytics, and Emmaus Life Sciences, Inc. (“Emmaus”), a leader in sickle cell disease treatment, announced that the previously announced proposed merger and spin-off transactions were approved by their respective stockholders (96% and 99.98% respectively) at the special stockholder meetings held yesterday, July 9, 2019.

Subject to the satisfaction of the other conditions to the closing of the merger, MYnd will change its name to “Emmaus Life Sciences, Inc.” Emmaus stockholders and other equity holders will receive in the merger shares of common stock of MYnd equal to 94.1% of the fully diluted shares with MYnd stockholders retaining 5.9% of the fully diluted shares. In connection with and prior to the closing of the merger, MYnd will contribute its current business, assets and liabilities to Telymynd, Inc., its wholly owned subsidiary, and spin off Telemynd by means of a pro rata dividend of one share of Telemynd’s common stock for each share of MYnd common stock held at the end of trading on July 16, 2019. The companies have set a Spin-Off Record Date of July 15, 2019 in order to comply with certain NASDAQ and DTC requirements. Those individuals who hold shares at the close of trading on July 16, 2019 will receive the Telemynd dividend. MYnd shares will trade ex-dividend on July 17, 2019, which means that persons who purchase MYnd shares on July 17, 2019 will not receive shares of Telemynd. It is expected that, assuming all remaining conditions to closing have occurred, including the listing of the securities of the merged company on the Nasdaq Stock Market, the merger will close on July 17, 2019, and that the common stock and warrants of MYnd will begin trading on July 18, 2019 under the new symbols “EMMA” and “EMMAW,” respectively.

A.G.P./Alliance Global Partners is acting as a financial advisor in connection with this transaction.

About MYnd Analytics

MYnd Analytics, Inc. (www.myndanalytics.com), with its wholly owned subsidiary Arcadian Telepsychiatry Services, LLC, is a technology-enabled telepsychiatry and teletherapy company that provides enhanced access to behavioral health services, improves patient outcomes and helps lower the costs associated with behavioral health issues. The MYnd Psychiatric EEG Evaluation Registry (PEER) is a predictive analytics decision support tool that helps physicians reduce trial and error treatment for behavioral health conditions. PEER provides the physician a personalized care plan with recommended treatment options based on a patient’s unique brain markers, reducing treatment time and treatment costs. Arcadian Telepsychiatry Services, LLC provides a suite of complementary telemedicine services that can be combined with PEER, including telepsychiatry, teletherapy, digital patient screening, curbside consultation, on-demand services, and scheduled encounters for all age groups. MYnd’s customers include major health plans, health systems, and community-based organizations. To read more about the benefits of this patented technology for patients, physicians and payers, please visit: www.myndanalytics.com.

About Emmaus Life Sciences

Emmaus Life Sciences, Inc. is a commercial-stage biopharmaceutical company engaged in the discovery, development, marketing and sale of innovative treatments and therapies, including those in the rare and orphan disease categories. Its lead prescription product, Endari, demonstrated positive clinical results in a completed Phase 3 clinical trial for sickle cell disease and received FDA approval in July 2017. Emmaus began marketing and selling Endari in the U.S.in January 2018. For more information, please visit www.emmauslifesciences.com.

No Offer or Solicitation

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-looking Statements

Certain statements in this release, including statements relating to the proposed transaction are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based upon MYnd’s and Emmaus’ expectations and beliefs regarding future events. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. In addition to factors previously disclosed in MYnd’s and Emmaus’ reports filed with the SEC, the following factors, among others, could cause actual results to differ materially from the forward-looking statements: the ability to satisfy the closing conditions to the Merger; delay in closing the Merger; the ability to effect the proposed spin-off; the failure to list the securities on the Nasdaq Stock Market; and possible adverse tax consequence of the proposed transaction. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking. The statements made in this release speak only as of the date stated herein, and subsequent events and developments may cause MYnd’s or Emmaus’ expectations and beliefs to change. While MYnd or Emmaus may elect to update these forward-looking statements, each of MYnd and Emmaus specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing MYnd’s or Emmaus’ views as of any date after the date stated herein.

Contacts:

For MYND:

Crescendo Communications, LLC

Tel: +1 (212) 671-1020

Email: mynd@crescendo-ir.com

For Emmaus:

Joseph (Jay) C. Sherwood III

Chief Financial Officer

Tel: +1 (310) 214-0065, Ext. 3005

Email: jsherwood@emmauslifesciences.com

Emmaus Investor Relations:

PondelWilkinson Inc.
Evan Pondel/Judy Sfetcu
Tel: +1 (310) 279-5980

Email: epondel@pondel.com
jsfetcu@pondel.com